EXHIBIT 32.1
SECTION 906 CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER
     I, Ronald W. Hovsepian, Chief Executive Officer of Novell, Inc., a Delaware corporation (the “Company”), hereby certify that, to my knowledge:
(1)	The Company’s periodic report on Form 10-Q for the period ended April 30, 2007 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
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CHIEF EXECUTIVE OFFICER

/s/ RONALD W. HOVSEPIAN Ronald W. Hovsepian

Date: June 8, 2007